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                                                                      Exhibit 8

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 1, 2002 with respect to the consolidated financial statements of Liberty Life Assurance Company of Boston and March 1, 2002 with respect to the financial statements of LLAC Variable Account in Post-Effective Amendment No. 3 to the Registration Statement (Form S-6 File No. 333-76931) and in the Prospectus of LLAC Variable Account.

                                                      /s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 16, 2002